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                                                                   EXHIBIT 10.29




================================================================================




                        MORTGAGE AND SECURITY AGREEMENT



                                 by and between


                      CCCI/NORTHAMPTON LIMITED PARTNERSHIP
                                 ("Mortgagor")



                                      and



                         MAIN LINE FEDERAL SAVINGS BANK
                                 ("Mortgagee")



                                Dated: June 30, 1995

                                Premises:

                                Assisted Living Facility Located at
                                65 Newtown-Richboro Road,
                                Richboro, Bucks County, Pennsylvania

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
               Parties                                                    1

               Granting Clause                                            1

               Obligations Secured                                        4

               Habendum                                                   5




                                      ARTICLE I
                        COVENANTS AND AGREEMENTS OF MORTGAGOR . . . . .   5

          1.01  Payment and Performance of Secured Obligations  . . . .   6
          1.02  Warranty of Title . . . . . . . . . . . . . . . . . . .   6
          1.03  Maintenance, Repair and Alterations . . . . . . . . . .   6
          1.04  Required Insurance  . . . . . . . . . . . . . . . . . .   7
          1.05  Delivery of Policies; Payment of Premiums . . . . . . .   8
          1.06  Insurance Proceeds  . . . . . . . . . . . . . . . . . .  10
          1.07  Assignment of Policies Upon Foreclosure . . . . . . . .  12
          1.08  Indemnification; Subrogation; Waiver of Offset  . . . .  12
          1.09  Taxes and Impositions . . . . . . . . . . . . . . . . .  14
          1.10  Utilities . . . . . . . . . . . . . . . . . . . . . . .  17
          1.11  Mortgagor's Lease and Easement Obligations  . . . . . .  17
          1.12  Actions Affecting Premises  . . . . . . . . . . . . . .  17
          1.13  Actions by Mortgagee to Preserve Premises . . . . . . .  17
          1.14  Survival of Warranties  . . . . . . . . . . . . . . . .  18
          1.15  Eminent Domain  . . . . . . . . . . . . . . . . . . . .  18
          1.16  Additional Security . . . . . . . . . . . . . . . . . .  20
          1.17  Successors and Assigns  . . . . . . . . . . . . . . . .  20
          1.18  Inspections . . . . . . . . . . . . . . . . . . . . . .  20
          1.19  Liens . . . . . . . . . . . . . . . . . . . . . . . . .  20
          1.20  Mortgagee's Powers  . . . . . . . . . . . . . . . . . .  21
          1.21  Tradenames; Fictitious Name Registration  . . . . . . .  21
          1.22  Financial Statements  . . . . . . . . . . . . . . . . .  22
          1.23  Mortgagor's Existence; Transfers  . . . . . . . . . . .  22
          1.24  Representations and Warranties Concerning ERISA . . . .  23
          1.25  Mortgagee's Right to Publicize Source of Financing  . .  23

                                      ARTICLE II
                       ASSIGNMENT OF RENTS, ISSUES AND PROFITS  . . . .  23

          2.01  Assignment of Rents . . . . . . . . . . . . . . . . . .  23
          2.02  Collection Upon Default . . . . . . . . . . . . . . . .  24
          2.03  Assignment of Leases  . . . . . . . . . . . . . . . . .  24




                                    - i -
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
                                                                       Page
                                                                       ----
                                     ARTICLE III
                                  SECURITY AGREEMENT  . . . . . . . . .  25

          3.01  Creation of Security Interest . . . . . . . . . . . . .  25
          3.02  Warranties, Representations and Covenants of Mortgagor.  25

                                      ARTICLE IV
                                 FINANCIAL COVENANTS  . . . . . . . . .  26

          4.01  Accounts  . . . . . . . . . . . . . . . . . . . . . . .  26
          4.02  Reserves  . . . . . . . . . . . . . . . . . . . . . . .  26
          4.03  Debt Service Coverage Ratio . . . . . . . . . . . . . .  27
          4.04  Deposits  . . . . . . . . . . . . . . . . . . . . . . .  28
          4.05  Compliance Certificates . . . . . . . . . . . . . . . .  28

                                      ARTICLE V
                                DEFAULTS AND REMEDIES . . . . . . . . .  29

          5.01  Events of Default . . . . . . . . . . . . . . . . . . .  29
          5.02  Acceleration Upon Default; Additional Remedies  . . . .  31
          5.03  Foreclosure and Other Actions by Mortgagee  . . . . . .  33
          5.04  Recovery of Expenses by Mortgagee . . . . . . . . . . .  34
          5.05  Mortgagee's Right of Possession in Case of Default  . .  35
          5.06  Application of Income Received by Mortgagee . . . . . .  37
          5.07  Appointment of Receiver . . . . . . . . . . . . . . . .  37
          5.08  Remedies Not Exclusive  . . . . . . . . . . . . . . . .  38
          5.09  Giving of Notice  . . . . . . . . . . . . . . . . . . .  39
          5.10  Counsel Fees  . . . . . . . . . . . . . . . . . . . . .  41

                                      ARTICLE VI
                                    MISCELLANEOUS . . . . . . . . . . .  41

          6.01  Governing Law . . . . . . . . . . . . . . . . . . . . .  41
          6.02  Mortgagor Waiver of Rights  . . . . . . . . . . . . . .  41
          6.03  Limitation of Interest  . . . . . . . . . . . . . . . .  42
          6.04  Statements by Mortgagor . . . . . . . . . . . . . . . .  43
          6.05  Captions  . . . . . . . . . . . . . . . . . . . . . . .  43
          6.06  Invalidity of Certain Provisions  . . . . . . . . . . .  43
          6.07  Subrogation . . . . . . . . . . . . . . . . . . . . . .  43
          6.08  No Merger . . . . . . . . . . . . . . . . . . . . . . .  43
          6.09  Definitions . . . . . . . . . . . . . . . . . . . . . .  43
          6.10  Amendments  . . . . . . . . . . . . . . . . . . . . . .  44


          Exhibit A - Property Description




                                    - ii -

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                        MORTGAGE AND SECURITY AGREEMENT


                 THIS MORTGAGE AND SECURITY AGREEMENT made the 30th day of June, 1995, and effective June 30, 1995 by and between CCCI/Northampton Limited Partnership, a Pennsylvania limited partnership ("Mortgagor"), whose place of business and mailing address is 65 Newtown-Richboro Road, Richboro, Bucks County, Pennsylvania and MAIN LINE FEDERAL SAVINGS BANK, ("Mortgagee"), with offices at Two Aldwyn Center, Lancaster Avenue & Route 320, Villanova, Pennsylvania 19085;


                                  WITNESSETH:

                 Mortgagor has executed and delivered to Mortgagee its promissory note (the "Note") bearing even date herewith wherein Mortgagor promises to pay to Mortgagee the principal sum of Six Million Six Hundred Thousand Dollars ($6,600,000) lawful money of the United States of America, with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Note, all of which are incorporated herein by reference.

                 NOW, THEREFORE, in consideration of the indebtedness described above and other good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, Mortgagor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed and mortgaged, and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm and mortgage unto Mortgagee and does agree that Mortgagee shall have a security interest in that certain real estate described in Exhibit A attached hereto and made a part hereof (the "Property").

                 TOGETHER WITH, all rents, issues, profits, royalties, income, reversions and remainders, and other benefits derived from the Property (collectively, the "Rents"), subject to the right, power and authority hereinafter given to Mortgagor to collect and apply such rents; and

                 TOGETHER WITH, all leasehold estate, right, title and interest of Mortgagor in and to all leases, occupancy agreements, subleases, permits, licenses, franchises or certificates covering the Property or any portion thereof now existing or entered into, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature; and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to all options to purchase or lease the Property or any portion thereof or interest therein, and any greater estate in the Property now owned or hereafter acquired; and






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                 TOGETHER WITH, all interests, estate or other claims, both in law and in equity, which Mortgagor now has or hereafter may acquire in the Property; and

                 TOGETHER WITH, any and all tenements, hereditaments and appurtenances belonging to the Property or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, gores, passages, ways, watercourses, water rights and all leasehold estates, easements, rights of way and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the Property over ground adjoining the Property and all rights to enforce the maintenance thereof, including, without limitation, the easements described in Exhibit A attached hereto and made a part hereof, and all other rights, liberties and privileges of whatsoever kind or character, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Property or any part thereof; and

                 TOGETHER WITH, all right, title and interest of Mortgagor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Property, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Property; and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to any and all buildings and improvements now or hereafter erected on the Property, and the fixtures, attachments, appliances, equipment, machinery, and other articles attached to said buildings and improvements (the
"Improvements"); and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to all tangible personal property now or hereafter owned or leased by Mortgagor and now or at any time hereafter located on or at the Property or used in connection therewith or the business conducted thereon or related to the planning, development, financing or operation thereof (the "Personal Property"), including, but not limited to: all building materials and equipment, goods, machinery, tools, insurance proceeds, equipment (including fire sprinklers and alarm systems, office air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, window or structural cleaning rigs, maintenance, equipment for the exclusion of vermin or insects, removal of dust, refuse or garbage and all other equipment of every kind), lobby and all other indoor or outdoor furniture (including tables, chairs, planters, desks, partitions, sofas, shelves, lockers and cabinets), decorative accessories, works of art, wall safes, furnishings, appliances, (including refrigerators, fans, heaters, stoves, water heaters and incinerators), inventory, rugs, carpets and other floor coverings, plants, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains,






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lamps, chandeliers and other lighting fixtures and office maintenance and other supplies; and

                 TOGETHER WITH, all the estate, interest, right, title, other claim or demand, including claims or demands with respect to the proceeds of insurance with respect thereto, which Mortgagor now has or may hereafter acquire in the Property, Improvements and Personal Property, and any and all awards made for the taking by eminent domain or condemnation, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, Improvements and Personal Property, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages; and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to that certain Assisted Living Consultant and Management Services Agreement (the "Management Agreement") dated September 20, 1994, between Mortgagor, as owner and Alternative Living Services, Inc., as manager and operator of the Premises (as that term is defined hereinbelow);

                 TOGETHER WITH, all right, title and interest of Mortgagor arising under any contracts and subcontracts, including, without limitation, all rights arising under any performance and payment bonds, now or hereafter executed with respect to the Premises and all permits, licenses, or agreements of any kind relating to the operation of the Premises; and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to all deposits (including tenants' security deposits), funds, instruments, accounts receivable, documents and general intangibles arising out of or used in connection with the operation of the Premises and all notes and chattel paper arising from or by virtue of any transaction related to the Premises (hereinafter collectively referred to as the "Accounts"); and

                 TOGETHER WITH, all right, title and interest of Mortgagor in and to all reserve or escrow agreements now or hereafter created and the funds established thereby pursuant to the Mortgage, the Note or the Commitment (as that term is defined hereinbelow).

                 All of the above mentioned Property, Improvements, Personal Property and the balance of the entire estate, property and interest hereby conveyed to Mortgagee is sometimes hereafter collectively referred to as the "Premises".


                          FOR THE PURPOSE OF SECURING:





                                       3
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                          (a)  Payment of the indebtedness evidenced by the
Note, and any and all modifications, extensions and renewals thereof, including indebtedness arising as a result of advances made in the future, and all interest provided for in the Note.

                          (b)  Payment and performance of all obligations of
Mortgagor under any agreement made between Mortgagor and Mortgagee related to the use of the loan proceeds evidenced by the Note, and of each agreement of Mortgagor incorporated by reference therein or herein, or contained therein or herein; and

                          (c)  Payment and performance of all obligations of
Mortgagor under the commitment issued to Mortgagor by Mortgagee by letter dated May 19, 1995, (the "Commitment") and each agreement of Mortgagor incorporated by reference therein or herein.

                          (d)  Payment of all sums advanced by Mortgagee to
protect the Premises or its interests therein, with interest thereon at the rate of five percent (5%) per annum higher than the rate specified in the Note, or the maximum rate of interest permitted by law in the Commonwealth of Pennsylvania from time to time, whichever shall be less (the "Default Rate").

                          (e)  Payment and performance of the obligations and
agreements of Continuing Care Concepts, Inc. and Alternative Living Services, Inc. (the "General Partners") under Guaranty and Surety Agreements of even date herewith, or of any other guarantor of or surety for any of the obligations of Mortgagor contained in this Mortgage, the Note or any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby.

                          (f)  Payment of all other sums, with interest
thereon, which hereafter may be loaned to Mortgagor, its successors or assigns, by Mortgagee, when evidenced by a promissory note or notes reciting that they are secured by this Mortgage.

                          (g)  Performance of the obligations and agreements of
Mortgagor and the General Partners contained in the Assignment of Lessor's Interest in Agreements, the Pledge of Deposits and Security Agreement, the Escrow, Pledge and Security Agreement, the Security Agreement, and in the Environmental Indemnity Agreement, all of even date herewith and any such assignment and agreement which may be executed hereafter between Mortgagor and Mortgagee which secures the Note, and each agreement of Mortgagor incorporated by reference therein or herein, or contained therein or herein.





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




                          (h)  Payment and performance of all obligations and
agreements of Mortgagor contained herein or incorporated herein by reference.

                 This Mortgage, the Note, the Assignment of Lessor's Interest in Agreements, the Environmental Indemnity Agreement, the Guaranty and Surety Agreements, the Pledge of Deposits and Security Agreement, the Escrow, Pledge and Security Agreement, the Security Agreement and any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby are sometimes hereinafter collectively referred to as the "Loan Documents".

                 TO HAVE AND TO HOLD the Premises hereby conveyed or mentioned and intended so to be, unto Mortgagee, to its own use forever.

                 PROVIDED ALWAYS, and this instrument is upon the express condition that, if Mortgagor pays to Mortgagee the principal sum mentioned in the Loan Documents, the interest thereon and all other sums payable by Mortgagor to Mortgagee as are secured hereby, in accordance with the provisions of the Loan Documents, at the times and in the manner specified, without deduction, fraud or delay, and Mortgagor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the other Loan Documents, then this Mortgage and the estate hereby granted shall cease and become void.

                 TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES AS FOLLOWS:


                                   ARTICLE I
                     COVENANTS AND AGREEMENTS OF MORTGAGOR

                 Until the indebtedness secured hereby is fully repaid, Mortgagor hereby represents, covenants, warrants and agrees:

                 1.01 Payment and Performance of Secured Obligations. Mortgagor shall pay to Mortgagee, in accordance with the terms of the Note, the principal thereof and interest thereon and other sums set forth therein and in the other Loan Documents; shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Loan Documents; and shall timely perform all of its obligations and duties under any lease, easement agreement, license, permit, approval, covenant or other agreement, now or hereafter in effect, relating to, affecting, created for the benefit of, or used in connection with the operation of all or any portion of the Premises.





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                 1.02  Warranty of Title.

                          (a)  Mortgagor warrants that it has good and
marketable fee simple title to the Property and the Improvements.

                          (b)  Mortgagor warrants that this Mortgage is a valid
first lien on the Premises, and that Mortgagee, subject to Mortgagor's right of possession prior to default, shall quietly enjoy and possess the Premises. Mortgagor shall preserve such title and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against the claims of all persons and parties whatsoever.

                          (c)  Without the prior written consent of Mortgagee,
which consent may be unreasonably withheld by Mortgagee, Mortgagor shall not permit to exist any lien except a "Permitted Lien" (as hereinafter defined) on all or any portion of the Premises, including any beneficial interest in the Premises, nor shall Mortgagor incur any indebtedness for money borrowed which is secured by a lien other than a Permitted Lien upon the Premises or any part thereof, including any beneficial interest therein, other than the indebtedness secured hereby. For purposes of this Mortgage, "Permitted Lien" shall mean a purchase money lien, lien or other security interest, including a lease obligation, on any item of Personal Property created in connection with the acquisition of Personal Property of Mortgagor, so long as such item of Personal Property is not affixed to the Improvements and so long as the aggregate amount of Permitted Liens shall not exceed $300,000.

                 1.03 Maintenance, Repair and Alterations. Mortgagor shall keep the Premises, including the Property and the Improvements constituting any part thereof, in good order and condition and in a rentable and tenantable state of repair; shall make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen; shall not remove, demolish or alter (except such alterations as may be required by laws, ordinances or regulations and except alterations not exceeding $100,000 at any one time and not exceeding an aggregate of $500,000 during the time the Note remains outstanding) any of the Improvements; shall complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Property and promptly restore in like manner any Improvements which may be damaged or destroyed thereon, and promptly pay when due all claims for labor performed and materials furnished therefor; shall comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Premises or any part





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




thereof or requiring any alterations or improvements; shall not commit or permit any waste or deterioration of the Premises; shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair; shall comply with the provisions of any lease, easement or other agreement affecting all or any part of the Premises; shall not commit, suffer or permit any act to be done in or upon the Premises in violation of any law, ordinance or regulation; and shall not permit the Premises or any part thereof to become vacant, deserted or unguarded.

                 1.04 Required Insurance. Mortgagor shall provide, maintain and keep in force the following insurance coverage with respect to the Premises, written by stock or non-assessable mutual carriers with a general policy holders rating of "B" or better and a financial rating of VI or better in the most recent edition of "Best's Key Rating Guide, Property-Casualty":

                          (a)  Insurance against loss or damage to the
Improvements and the Personal Property by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage", in an amount not less than the full replacement cost (as such replacement cost is determined by Mortgagee from time to time) of the Personal Property and the Improvements, including the cost of debris removal (exclusive of the cost of excavations, foundations, and footings). The policies of insurance carried in accordance with this subparagraph (a) shall contain a "replacement cost coverage endorsement" and shall at all times be in amounts sufficient to prevent the application of any so-called "co-insurance" provisions;

                          (b)  Business interruption insurance and/or loss of
rental value insurance insuring against any abatement of rent and/or other payments or any tenant's failure to perform any other duties or obligations required pursuant to leases and rental contracts relating to the Premises, resulting from fire or other casualty, for a period of eighteen (18) months;

                          (c)  Comprehensive commercial general liability
insurance on an "occurrence basis" against claims for bodily injury or property damage occurring on, in or about the Premises, such insurance to afford immediate minimum protection to a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and not less than One Million Dollars ($1,000,000) in the aggregate;

                          (d)  If the Premises are in an area designated by the
Secretary of Housing and Urban Affairs as an area having special flood or mud slide hazards, flood insurance in an amount





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




equal to the full replacement cost of the Improvements and any and all personal property used or to be used in connection therewith;

                          (e)  Such other insurance, and in such amounts, as
may from time to time be reasonably required by Mortgagee against the same or other hazards and risks insured against by the operators of like properties in the locality of the Property.

                 All policies of insurance (other than liability policies) required by the terms of this Mortgage shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of said insurance and shall have attached thereto a lender's loss payable endorsement for the benefit of Mortgagee, not subject to contribution, in form satisfactory to Mortgagee, and shall contain the further agreement of the insurer waiving all rights of set off, counterclaim or deductions against Mortgagee.

                 1.05 Delivery of Policies; Payment of Premiums. All policies of insurance required by the terms of this Mortgage shall be issued by companies and in amounts satisfactory to Mortgagee.

                          (a)  Mortgagor shall furnish Mortgagee with a signed
duplicate original policy with respect to all required insurance coverage. If Mortgagee shall in its discretion consent to Mortgagor providing any of the required insurance through blanket policies carried by Mortgagor and covering more than one location, Mortgagor shall furnish Mortgagee with a certificate of insurance for each such policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the expiration date. At least thirty (30) days prior to the expiration of each such policy, Mortgagor shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Mortgage. All policies required to be maintained pursuant to this Mortgage shall be in form satisfactory to Mortgagee; shall be maintained in full force and effect; shall be assigned and delivered to Mortgagee, with premiums prepaid, as collateral security for payment of the indebtedness secured hereby; and shall contain a provision that such policies will not be cancelled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days prior written notice to Mortgagee.





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




                          (b)  In the event Mortgagor shall at any time fail to
provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Section 1.05, Mortgagee may procure such insurance or single-interest insurance for such risks covering Mortgagee's interest, and Mortgagor will pay or reimburse the cost of all premiums thereon promptly upon demand by Mortgagee, and until such payment is made the amount of all such premiums together with interest thereon at the Default Rate shall be secured by this Mortgage.

                          (c)  Upon the occurrence of an Event of Default (as
defined in Article V hereof), or an occurrence which, with the passage of time, the giving of notice or both would become an Event of Default, Mortgagor shall, at Mortgagee's request, deposit with Mortgagee, in monthly installments, an amount equal to one-twelfth of the estimated aggregate annual insurance premiums on all policies of insurance required by this Mortgage. Mortgagor further agrees, upon Mortgagee's request, to cause all bills, statements or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and providing Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 1.05, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor shall immediately deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of said funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section 1.05. Mortgagee may commingle said deposits with its own funds and Mortgagor shall be entitled to no interest on said funds. After the occurrence of an Event of Default, Mortgagee may impound or reserve for future payment of premiums such portion of such payments as Mortgagee may in its absolute discretion deem proper, applying the balance on the principal of or interest on the obligations secured hereby. Should Mortgagor fail to deposit with Mortgagee (exclusive of any portion of said payments which may have been applied by Mortgagee to the payment of the principal of or interest on the indebtedness secured by the Loan Documents) sums sufficient to fully pay such premiums at least thirty (30) days before they may be due, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided, or at its option Mortgagee may, without making any advance whatsoever, apply any sums held by it upon any obligation of the Mortgagor secured





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




hereby. Should any default occur or exist in the payment or performance of Mortgagor's and/or any guarantor's obligations under the terms of the Loan Documents, Mortgagee may, at any time at Mortgagee's option, apply any sums or amounts in its hands received pursuant hereto, or as rents or income of the Premises or otherwise, to the payment or discharge of any indebtedness of Mortgagor or obligation of Mortgagor secured hereby in such manner and order as Mortgagee may elect. The receipt, use or application of any such sums paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any indebtedness secured by this Mortgage or any of the rights or powers of Mortgagee under the terms of the Loan Documents or any of the obligations of Mortgagor and/or any guarantor under this Mortgage.

                          1.06 Insurance Proceeds.   In the event of any
damage to or destruction of the Premises or any part thereof, Mortgagor shall give prompt written notice thereof to Mortgagee, and the following provisions shall apply:

                          (a)  If an Event of Default shall have occurred and
be continuing hereunder, or if the estimated cost of the work exceeds $250,000, Mortgagee shall receive all insurance proceeds and shall have the right to apply such proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by it in connection with the collection of such proceeds, to the payment of the principal sum of the Note, all interest accrued thereon and all sums payable to Mortgagee by Mortgagee under the Loan Documents, in which event the following provisions shall apply:

                              (i)  All proceeds of insurance shall be payable
to Mortgagee, and Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise any claims for loss, damage or destruction under any policy or policies of insurance.

                              (ii)  Except to the extent that insurance
proceeds are received by Mortgagee and applied to the indebtedness secured hereby, nothing herein contained shall be deemed to excuse Mortgagor from repairing or maintaining the Premises as provided in Section 1.03 hereof or restoring all damage or destruction to the Premises, regardless of whether or not there are insurance proceeds available or whether any such proceeds are sufficient in amount, and the application or release by Mortgagee of any insurance proceeds shall not cure or waive any Event of Default or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

                          (b)     If an Event of Default shall not have
occurred and be continuing hereunder, or if the cost of restoration is less than $250,000, or if an Event of Default shall have occurred and be continuing hereunder or the cost of restoration equals or exceeds $250,000 but Mortgagee shall not have elected to avail itself of its rights under Section 1.06(a), the following provisions shall apply:

                                  (i)    Mortgagor shall have the right to
adjust or compromise any claim under any policy of insurance, but Mortgagee shall have the right to monitor the settlement process and the consent of Mortgagee shall be required for any settlement, adjustment or compromise of any such claim;

                                  (ii)   Mortgagee shall have the right to
retain and apply the proceeds of any rent insurance and/or business interruption insurance on account of the payments of the regular monthly installments of principal and interest as they fall due.

                                  (iii)  Provided that (a) Mortgagee is
satisfied that there are sufficient proceeds of hazard and rental interruption insurance to complete restoration of the same value and character as existed prior to such damage and to fulfill Mortgagor's obligations with respect to the indebtedness secured hereby, and (b) the insurers do not deny liability as to the insureds, Mortgagee will consent to the use of the net proceeds of any casualty insurance for restoration of the Premises in accordance with the following conditions:

                                  (A)      prior to commencement of
restoration, the contracts, contractors, plans and specifications for the restoration shall have been approved by Mortgagee; otherwise copies of such contracts, plans and specifications shall be delivered to Mortgagee prior to commencement of restoration for information purposes only and not for approval;

                                  (B)      at the time of any disbursement
there shall not be an Event of Default hereunder, or an event which with the passage of time or giving of notice, or both, could become an Event of Default; no mechanics' or materialmen's liens shall have been filed and remain undischarged, and a satisfactory bringdown of title insurance shall be delivered to Mortgagee;

                                  (C)      disbursements shall be made from
time to time each in an amount not exceeding the cost of the work completed since the previous disbursement, upon receipt of satisfactory evidence (from an architect or engineer satisfactory to Mortgagee and retained by Mortgagor at Mortgagor's expense to supervise the restoration) of the stage of completion and of performance of the work in good and workmanlike manner in accordance with the contracts, plans and specifications; and

                                  (D)      the restoration fund shall be
deposited in a restricted money market account with Mortgagee (the "Restoration Account").

                 If, prior to commencement of restoration, or at any time during the restoration, the estimated cost of restoration, as determined by Mortgagee, exceeds the net amount of insurance proceeds received, such difference shall be paid by Mortgagor to Mortgagee for deposit in the Restoration Account and disbursed prior to the disbursement of insurance proceeds. Any sum so added by Mortgagor which remains in the Restoration Account upon completion of restoration shall be refunded to Mortgagor. All insurance proceeds, if any, remaining after completion of repairs and restoration or after the occurrence of an Event of Default hereunder shall be applied by Mortgagee to the then outstanding principal balance of the indebtedness secured hereby.

                 1.07 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Mortgage or other transfer of title or assignment of the Premises in extinguishment, in whole or in part, of the debt secured hereby, all right, title and interest of Mortgagor in and to all policies of insurance required by this Mortgage shall inure to the benefit of and pass to the successor or successors in interest to Mortgagor or the purchaser or grantee of the Premises.

                 1.08  Indemnification; Subrogation; Waiver of Offset.

                          (a)  If Mortgagee is made a party defendant to any
litigation concerning this Mortgage or the Premises or any part thereof or therein, or the occupancy thereof by Mortgagor or persons claiming through Mortgagor, then Mortgagor shall indemnify, defend and hold Mortgagee harmless from all liability arising by reason of such litigation, including reasonable attorneys' fees and expenses incurred by Mortgagee in any such litigation, whether or not any such litigation is prosecuted to judgment. If Mortgagee commences an action against Mortgagor to enforce any of the terms hereof or because of the breach by Mortgagor of any of the terms hereof, or for the recovery of any sum secured hereby, Mortgagor shall pay to Mortgagee reasonable attorneys' fees and expenses, and the right to such attorneys' fees and expenses shall be deemed to have accrued on the commencement of such action, and shall be enforceable whether or not such action is prosecuted to judgment. If Mortgagor shall breach any term of this Mortgage, Mortgagee may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Mortgagor,

Mortgagor shall pay to Mortgagee the reasonable attorneys' fees and expenses incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor by reason of such breach. Notwithstanding the foregoing, Mortgagor's obligation to indemnify Mortgagee shall not extend to any liability incurred by or asserted against Mortgagee to the extent arising from Mortgagee's gross negligence or willful misconduct.

                          (b)  Mortgagor waives any and all right to claim or
recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Premises, property of Mortgagor or the property of others under the control of Mortgagor from any cause insured against or required to be insured against by the provisions of this Mortgage.

                          (c)  Except as otherwise specifically provided in the
Note or this Mortgage, all sums payable by Mortgagor hereunder shall be payable without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Mortgagor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Premises or any part thereof; (ii) any restriction or prevention of or interference with any use of the Premises or any part thereof; (iii) any title defect or encumbrance or any eviction from the Property or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Mortgagee, or any action taken with respect to this Mortgage by any trustee or receiver of Mortgagee, or by any court, in any such proceeding; (v) any claim which Mortgagor has or might have against Mortgagee; (vi) any default or failure on the part of Mortgagee to perform or comply with any of the terms hereof or of any other agreement with Mortgagor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; and whether or not Mortgagor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Mortgagor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Mortgagor.

                 1.09  Taxes and Impositions.

                          (a)  Mortgagor agrees to pay, at least ten (10) days
prior to the accrual of any interest or penalty thereon, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including, without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Premises, charges for any easement or agreement maintained for the benefit of the Premises, which are assessed or imposed upon any of the Premises, or against Mortgagor or arising in respect of the occupancy, use or possession thereof, or become due and payable in respect thereof, or upon any Personal Property, equipment or other facilities used in the operation or management thereof (all of which taxes, assessments and other governmental charges of a like or different nature are hereinafter referred to as "Impositions"); provided, however, that if any such Imposition lawfully may be paid in installments, Mortgagor may pay such Imposition together with any accrued interest on the unpaid balance of such Imposition, in installments as they become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest.

                          (b)  If under the provisions of any law or ordinance
now or hereafter in effect there shall be assessed or imposed (i) a tax or assessment on the Premises in lieu of or in addition to the Impositions payable by Mortgagor pursuant to subparagraph (a) hereof, or (ii) a license fee, tax or assessment on Mortgagee measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, then all such taxes, assessments or fees shall be deemed to be included within the term "Impositions" as defined in subparagraph (a) hereof, and Mortgagor shall pay and discharge the same as herein provided with respect to the payment of Impositions and if such Impositions are not paid by Mortgagor, then at the option of Mortgagee, all obligations secured hereby together with all accrued interest thereon, shall immediately become due and payable. Anything to the contrary herein notwithstanding, Mortgagor shall have no obligation to pay any franchise, estate, inheritance, income, excess profits or similar tax levied on Mortgagee or on the obligations secured hereby.

                          (c)  Subject to the provisions of subsection (d) of
this Section 1.09, Mortgagor covenants to furnish Mortgagee within thirty (30) days after the date upon which any such Imposition is due and payable by Mortgagor, official receipts of the appropriate taxing or other authority, or other proof satisfactory to Mortgagee, evidencing the payments thereof.

                          (d)  Mortgagor shall have the right, before any
delinquency occurs, to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending the covenants of Mortgagor to pay any such Imposition at the time and in the manner provided in this Section 1.09, unless Mortgagor shall have given prior written notice to Mortgagee of intent to so contest or object to an Imposition, and unless, at Mortgagee's sole option, (i) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceeding shall operate conclusively to prevent the sale of the Premises, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings; or (ii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Mortgagee; or (iii) Mortgagor shall have provided Mortgagee with a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of such proceedings.

                          (e)  Mortgagor shall pay to Mortgagee on the day
monthly installments of interest or of principal and interest, as the case may be, are payable under the Note until the Note is paid in full, an amount equal to one-twelfth of the annual total of Impositions reasonably estimated by Mortgagee to be assessed against the Premises in order to pay the installment of taxes and assessments next due on the Premises. In such event, Mortgagor further agrees to cause all bills, statements or other documents relating to Impositions to be sent or mailed directly to Mortgagee. Upon receipt of such bills, statements or other documents, and provided that Mortgagor has deposited sufficient funds with Mortgagee pursuant to this Section 1.09, Mortgagee shall pay such amounts as may be due thereunder out of the funds so deposited with Mortgagee. If at any time and for any reason the funds deposited with Mortgagee are or will be insufficient to pay such amounts as may then or subsequently be due, Mortgagee shall notify Mortgagor and Mortgagor immediately shall deposit an amount equal to such deficiency with Mortgagee. Notwithstanding the foregoing, nothing contained herein shall cause Mortgagee to be deemed a trustee of such funds or to be obligated to pay any amounts in excess of the amount of funds deposited with Mortgagee pursuant to this Section
1.09. Mortgagee may commingle such deposits with its own funds and Mortgagee shall not be obliged to pay or allow any interest on any sums held by Mortgagee pending disbursement or application hereunder, and Mortgagee after the occurrence of an Event of Default may impound or reserve for future payment of Impositions such portion of such payments as Mortgagee may in its absolute discretion deem proper, applying the balance to the principal of or interest on the obligations secured hereby. Should Mortgagor fail to deposit with Mortgagee (exclusive of any portion of said payments which may have been applied by Mortgagee to the payment of the principal of or interest on the indebtedness secured by the Loan Documents) sums sufficient to fully pay such Impositions at least thirty (30) days before accrual of any interest or penalty thereon, Mortgagee may, at Mortgagee's election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall accrue interest at the Default Rate, shall be secured hereby and shall be repayable to Mortgagee as herein elsewhere provided, or at the option of Mortgagee the latter may, without making any advance whatsoever, apply any sums held by it upon any obligation of the Mortgagor secured hereby. Should any default occur or exist in the payment or performance of Mortgagor's and/or any guarantor's obligations under the terms of the Loan Documents, Mortgagee may, at any time at Mortgagee's option, apply any sums or amounts in its hands received pursuant hereto, or as rents or income of the Premises or otherwise, to the payment or discharge of any indebtedness or obligation of Mortgagor secured hereby in such manner and order as Mortgagee may elect. The receipt, use or application of any such sums paid by Mortgagor to Mortgagee hereunder shall not be construed to affect the maturity of any indebtedness secured by this Mortgage or any of the rights or powers of Mortgagee under the terms of the Loan Documents or any of the obligations of Mortgagor and/or any guarantor under this Mortgage.

                          (f)  If Mortgagor or any successor or grantee of
Mortgagor is or shall be or become a corporation or a limited or general partnership, it shall keep in effect its existence and rights as such corporation or partnership under the laws of the state of its incorporation or formation and its right to own property and transact business in the state in which the Premises is situated during the entire time that it has any ownership or other interest in the Premises. For all periods during which the title to the Premises or any part thereof shall be held by a corporation or other entity subject to corporate taxes or taxes similar to corporate taxes, Mortgagor shall file or cause to be filed returns for such taxes with the proper authorities, bureaus or departments and shall cause to be paid, when due and before interest or penalties are due thereon, all taxes payable by such corporation or other entity to the United States, to such state of incorporation or formation and to the state in which the Premises is situated and any political subdivision thereof, and shall produce to Mortgagee receipts showing payment of any and all such taxes, charges or assessments prior to the last dates upon which such taxes, charges or assessments are payable without interest or penalty charges; provided, however, that Mortgagor shall have the right before any delinquency occurs to contest or object to the amount or validity of any such taxes, charges or assessments in good faith and by appropriate legal proceedings, but this shall not be deemed or construed in any way as relieving, modifying or extending Mortgagor's obligation to pay any such taxes, charges or assessments at the time such contest, objection and legal proceedings have been terminated or discontinued adversely to Mortgagor. Within ten (10) days of receipt thereof, Mortgagor shall produce to Mortgagee all settlements, notices of deficiency or overassessment and any other notices pertaining to Mortgagor's tax liability, which may be issued by the United States, such state of incorporation, the state in which the Premises is situated and any political subdivision thereof. If at any time the United States or any department or bureau thereof shall require Internal Revenue stamps on the Note secured hereby, Mortgagor on demand shall pay for them with any interest or penalties payable thereon.

                 1.10 Utilities. Mortgagor shall pay when due all utility charges incurred by Mortgagor for the benefit of the Premises or which may become a charge or lien against the Premises for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such taxes, assessments or charges are liens thereon.

                 1.11 Mortgagor's Lease and Easement Obligations. Mortgagor shall pay when due all rents and other payments and perform all covenants and agreements contained in any lease, sublease, ground lease or easement which may constitute a portion of or an interest in the Premises, and shall not surrender, assign or sublease any such lease, sublease, ground lease or easement, nor take any other action which would affect or permit the termination of any such lease, sublease, ground lease or easement. Mortgagor covenants to furnish to Mortgagee within thirty (30) days after the date upon which such rents or other payments are due and payable by Mortgagor, receipts or other evidence satisfactory to Mortgagee evidencing the payment thereof.

                 1.12 Actions Affecting Premises. Mortgagor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Mortgagee, and Mortgagor shall pay all costs and expenses, including reasonable attorneys' fees, in any such action or proceeding.

                 1.13 Actions by Mortgagee to Preserve Premises. Should Mortgagor fail to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Mortgagee in its sole discretion, without obligation so to do and without notice to or demand upon Mortgagor and without releasing Mortgagor from any obligation, may make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith, without limiting its general powers, Mortgagee shall have and is hereby given the right, but not the obligation, (i) to enter upon and take possession of the Premises; (ii) to make additions, alterations, repairs and improvements to the Premises which it may consider necessary or proper to keep the Premises in good condition and repair; (iii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iv) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which in the judgment of Mortgagee may affect or appear to affect the security of this Mortgage or be prior or superior hereto; and (v) in exercising such powers, to pay all necessary expenses, including the fees and expenses of counsel and/or other necessary or desirable consultants. Immediately upon demand therefor by Mortgagee, Mortgagor shall pay or reimburse all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and attorneys' fees.

                 1.14 Survival of Warranties. Mortgagor shall fully and faithfully satisfy and perform the obligations of Mortgagor contained in the Commitment and in the other Loan Documents and each agreement of Mortgagor incorporated by reference therein or herein and any modification or amendment therefor. All representations, warranties and covenants of Mortgagor contained therein or herein or incorporated by reference therein or herein shall survive the closing and funding of the loan evidenced by the Note and shall remain continuing obligations, warranties and representations of Mortgagor during any time when any portion of the indebtedness secured by this Mortgage shall remain outstanding.

                 1.15 Eminent Domain. Should the Premises, or any part thereof or interest therein, be taken or damaged by reason of any public improvement, eminent domain or other similar proceeding, ("Condemnation"), or should Mortgagor receive any notice or other information regarding such proceeding, Mortgagor shall give prompt written notice thereof to Mortgagee, and the following provisions shall apply:

                           (a)    In the event of a Condemnation (x) requiring
$100,000 or more to restore the Premises to the same value and character as existed before the Condemnation or (y) requiring less than $100,000 to so restore occurring after an Event of Default has occurred and while such Event of Default is continuing hereunder:

                                  (i)      Mortgagee shall receive all
compensation, awards and other payments of relief therefor made or granted for the benefit of Mortgagor. Mortgagee shall have the exclusive right to settle, adjust or compromise any claim and shall be entitled, at Mortgagee's option, to commence, appear in and prosecute in its own name any action or proceedings. All such compensation, awards, damages, rights of action and proceeds awarded to Mortgagor (the "Proceeds") shall be deemed assigned to Mortgagee, and Mortgagor agrees to execute such further assignments of the Proceeds as Mortgagee may require. Such assignment shall not relieve Mortgagor of its obligations to continue to pay and perform the obligations and indebtedness secured hereby or such portion thereof as remains unpaid after any application by Mortgagee, pursuant to this Section 1.15, of the Proceeds to the obligations or indebtedness so secured.

                                  (ii)     Mortgagee shall have the right to
apply all such Proceeds, after deducting therefrom all costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit), including reasonable attorneys' fees, incurred by it in connection with the collection of such Proceeds, to the indebtedness secured hereby. Such application or release shall not, by itself, cure or waive any default hereunder or notice of default under this Mortgage or invalidate any act done pursuant to such notice.

                          (b)     In the event of a condemnation of less than
all or substantially all of the Premises and so long as an Event of Default shall not have occurred hereunder (or if an Event of Default shall have occurred hereunder but Mortgagee shall not have elected to avail itself of its rights under subparagraph (a)):

                                  (i)      Mortgagor shall have the exclusive
right to settle, adjustment or compromise any claim, but Mortgagee shall have the right to monitor the settlement process and the consent of Mortgagee shall be required for any settlement, adjustment or compromise of any such claim in excess of $100,000.

                                  (ii)     Provided that (a) Mortgagee is
satisfied that there are sufficient Proceeds to complete restoration of the Improvements to the same value and character as extended prior to the Condemnation and to fulfill Mortgagor's obligations with respect to the indebtedness secured hereby, Mortgagee shall apply the net Proceeds to restoration of the Improvements on the terms and subject to the conditions set forth in Section 1.06(b)(iii).

                                  (iii)  If, prior to the commencement of
restoration, or at any time during restoration, the estimated cost of restoration, as determined by Mortgagee, exceeds the net Proceeds, such difference shall be paid by Mortgagor to Mortgagee for deposit into the Restoration Account and disbursed prior to the disbursement of any Proceeds. Any sum so added by Mortgagor which remains in the Restoration Account upon completion of restoration shall be refunded by Mortgagor. All Proceeds, if any, remaining after completion of restoration or after the occurrence of an Event of Default hereunder shall be applied by Mortgagee to the then outstanding principal balance of the indebtedness secured hereby.

                 1.16 Additional Security. In the event Mortgagee at any time holds additional security for any of the obligations secured hereby, it may enforce the sale thereof or otherwise realize upon such additional security, at its option, either before or concurrently with or after enforcing its remedies hereunder or under any of the Loan Documents.

                 1.17 Successors and Assigns. This Mortgage shall apply to, inure to the benefit of and bind all parties hereto, their successors, representatives and assigns.

                 1.18 Inspections. Mortgagee, its agents, representatives and workers, are authorized to enter at any reasonable time upon or in any part of the Premises for the purpose of inspecting the same and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Documents.

                 1.19 Liens. (a) Mortgagee may, at its sole option, declare the entire unpaid balance of the principal of and the accrued interest on the Note and all other sums secured by this Mortgage immediately due and payable if Mortgagor, without the prior written consent of Mortgagee, shall create or cause or permit to exist any lien on, or security interest in, the Mortgaged Property, including any furniture, fixtures, appliances, equipment or other items of personal property which are intended to be or become part of the Mortgaged Property, except the lien created hereby, any other liens granted to or heretofore approved by Mortgagee, and the Permitted Liens.

                       (b) Prior to the commencement of any construction, renovation, improvement or other work on the Premises, Mortgagor shall file or cause to be filed waivers of mechanics' liens in a form and manner satisfactory to Mortgagee. Mortgagor shall pay and promptly discharge, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Premises, or any part thereof or interest therein; provided, that Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Mortgagor shall first deposit with Mortgagee a bond or other security satisfactory to Mortgagee in such amounts as Mortgagee shall require, and provided further that Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, or provide such security, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law; and all funds advanced by Mortgagee to pay such obligations, liabilities, costs and expenses shall be reimbursed by Mortgagor upon demand by Mortgagee together with interest thereon until reimbursement at the Default Rate; and all such advances with interest thereon as aforesaid shall be secured by this Mortgage and the other Loan Documents.

                 1.20 Mortgagee's Powers. Without affecting the liability of any other person liable for the payment or performance of any obligation secured hereby, and without affecting the lien or charge of this Mortgage upon any portion of the Premises not then or theretofore released as security for the full amount and extent of all unpaid and unperformed obligations, Mortgagee may, from time to time and without notice (i) release any person so liable,
(ii) extend the maturity or alter any of the terms of any such obligation or grant other indulgences, (iii) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option, any parcel, portion or interest in all or any part of the Premises, (iv) take or release any other or additional security for any obligation herein mentioned, (v) make compositions or other arrangements with debtors in relation thereto, or (vi) advance additional funds to protect the security hereof and pay or discharge the obligations of Mortgagor hereunder or under the Loan Documents, and all amounts so advanced, with interest thereon at the rate set forth in the Note, shall be secured hereby.

                 1.21 Tradenames; Fictitious Name Registration. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the tradenames under which Mortgagor intends to operate the Property and Improvements, and representing and warranting that Mortgagor does business under no other tradename with respect to the Property and Improvements. Mortgagor shall immediately notify Mortgagee in writing of any change in said tradenames, and will, upon request of Mortgagee, execute additional UCC financing statements and other instruments revised to reflect the change in tradename. Mortgagor shall make all filings and take all other steps required in order to comply with applicable fictitious name statutes, and shall provide evidence of such compliance to Mortgagee.

                 1.22 Financial Statements. Mortgagor shall deliver or cause to be delivered to Mortgagee (i) no later than September 1 and March 1 of each year, an income and expense statement for the Premises, reflecting the Premises' financial condition as of each June 30 and December 31, compiled by an independent certified public accountant, (ii) no later than 10 days after filing, copies of Mortgagor's federal income tax returns, (iii) as soon as practicable, but in any event within 120 days after the close of each fiscal year of Mortgagor, an income and expense statement and occupancy report for the Premises prepared and reviewed by an independent certified public accountant, and (iv) such other financial information as Mortgagee may from time to time reasonably request, all of the foregoing in form and content reasonably acceptable to Mortgagee. Mortgagor further agrees to make the books and accounts relating to the Premises available for its inspection by Mortgagee or its representatives upon request at any reasonable time.

                 1.23  Mortgagor's Existence; Transfers.

                          (a)  Mortgagor, and, if Mortgagor is a partnership,
its general partners, and any subsequent owner of any of the Premises, and, if such owner is a partnership, its general partners, shall do all things necessary to preserve and keep in full force and effect its and their existence, franchises, rights and privileges as a corporation or partnership, as the case may be, under the laws of the state of its and their formation and its and their right to own property and transact business in the state in which the Premises are situate. Neither Mortgagor nor any subsequent owner of the Premises or any portion thereof, nor any General Partner of Mortgagor or such owner shall amend or modify the Partnership Agreement in any way that would adversely affect the rights of Mortgagee, without the prior written consent of Mortgagee. Neither the composition nor form of business association of Mortgagor, if Mortgagor is a partnership, may be modified, amended or altered, nor may the ownership of Mortgagor or the Premises, in whole or in part, be sold, transferred, assigned or otherwise disposed of (other than as expressly set forth in subparagraph (b)) without the prior written consent of Mortgagee, which consent may require such other terms and conditions as are acceptable to Mortgagee.

                          (b)  Notwithstanding anything in subparagraph (a) to
the contrary, (i) any General Partner's ownership interest in Mortgagor may be transferred to any other General Partner in Mortgagor, and (ii) nothing herein shall be construed to limit the transfer of any ownership interest in any General Partner. No change in the ownership interests of Mortgagor shall alter or otherwise affect the liability of the General Partners under the Guaranty and Surety Agreement or the Environmental Indemnity Agreement.

                 1.24  Representations and Warranties Concerning ERISA.
                 No employee benefit plan maintained by Mortgagor which is subject to Part 3 of Title I of the Employee Retirement Income Security Act of 1974 has an accumulated funding deficiency (as such term is defined therein), and Mortgagor has not incurred any liability to the Pension Benefit Guaranty Corporation. The foregoing representation and warranty shall survive the execution of this Mortgage and the Loan Documents, and shall continue in full force and effect so long as any obligations secured hereby are unpaid or this Mortgage remains in effect.

                 1.25 Mortgagee's Right to Publicize Source of Financing. Mortgagee shall have the right to announce and publicize the source of financing for the Improvements and/or the Property, and to select the media, means and frequency of such publicity, which may include, but need not be limited to, the placing of a financing sign on the Property and the use of advertisements and other devices of Mortgagee's choice.


                                   ARTICLE II
                    ASSIGNMENT OF RENTS, ISSUES AND PROFITS


                 2.01 Assignment of Rents. Mortgagor hereby assigns and transfers to Mortgagee all the rents, issues and profits of the Premises, now or hereafter existing, and hereby gives to and confers upon Mortgagee the right, power and authority to collect such rents, issues and profits.
Mortgagor irrevocably appoints Mortgagee Mortgagor's true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such rents, issues and profits and apply them to the indebtedness secured hereby; provided, however, that Mortgagor shall have the right to collect such rents, issues and profits (but not more than one month in advance) prior to or at any time there is not an Event of Default (as such term is hereinafter defined in Section 4.01) under any of the Loan Documents. The assignment of the rents, issues and profits of the Premises in this Article II is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the passing of a security interest. The rents, issues and profits are hereby assigned absolutely by Mortgagor to Mortgagee contingent only upon the occurrence of an Event of Default under any of the Loan Documents.

                 2.02 Collection Upon Default. Upon the occurrence of any Event of Default under any of the Loan Documents, Mortgagee may, at any time and from time to time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the indebtedness hereby secured, enter upon and take possession of the Premises, or any part thereof, in its own name and sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorneys' fees, upon any indebtedness secured hereby, and in such order as Mortgagee may determine. The collection of such rents, issues and profits, or the entering upon and taking possession of the Premises, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default.

                 2.03 Assignment of Leases. Mortgagor agrees to assign and transfer to Mortgagee as additional security for the payment of the indebtedness secured hereby all present and future leases upon all or any part of the Premises and further agrees to execute and deliver, at the request of Mortgagee, all such further assurances and assignments of leases with respect to the Premises as Mortgagee shall from time to time require. In the event Mortgagor has sold, transferred and assigned, or may hereafter sell, transfer and assign, to Mortgagee, its successors and assigns, any interest of Mortgagor as lessor in any lease or leases, Mortgagor expressly covenants and agrees that if Mortgagor, as lessor under said lease or leases so assigned, shall fail to perform and fulfill any term, covenant, condition or provision in said lease or leases, or any of them, on Mortgagor's part to be performed or fulfilled, at the times and in the manner in said lease or leases provided, or if Mortgagor shall suffer or permit to occur any breach or default under the provisions of any such assignment of any lease or leases, then and in any such event, such breach or default shall constitute an Event of Default hereunder as such term is defined in Section 4.01 hereof.

                                  ARTICLE III
                               SECURITY AGREEMENT


                 3.01 Creation of Security Interest. Mortgagor hereby grants to Mortgagee a security interest in Mortgagor's interest in all of the Personal Property, the Accounts, all other personal property now or hereafter owned by Mortgagor and located in, on or at the Property or the Improvements and the proceeds thereof, for the purpose of securing all obligations of Mortgagor contained in any of the Loan Documents.

                 3.02 Warranties, Representations and Covenants of Mortgagor. Mortgagor hereby warrants, represents and covenants as follows:

                          (a)  Except for the security interest granted hereby,
Mortgagor is, and as to the portions of the Personal Property and Accounts to be acquired after the date hereof will be, the sole owner of the Personal Property and Accounts free from any lien, security interest, encumbrance or claim thereon of any kind whatsoever other than Permitted Liens. Mortgagor will notify Mortgagee of, and will defend the Personal Property and Accounts against, all claims and demands of all persons at any time claiming the Personal Property, the Accounts or any interest therein.

                          (b)  Mortgagor will not pledge, encumber or lease
(other than with Permitted Liens) or sell or convey or in any manner transfer the Personal Property, the Accounts or portions thereof without the prior written consent of Mortgagee.

                          (c)  The Personal Property will be kept on or at the
Property, and Mortgagor will not remove any portion or item of Personal Property affixed or attached to the Property without the prior written consent of Mortgagee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, and are promptly replaced by Mortgagor with new items of equal or greater quality.

                          (d)  At the request of Mortgagee, Mortgagor will join
with Mortgagee in executing one or more financing statements and renewals, continuation statements and amendments thereof pursuant to the Pennsylvania Uniform Commercial Code in form satisfactory to Mortgagee, and will pay the cost of filing the same in all public offices wherever filing is deemed by Mortgagee to be necessary or desirable. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor, and Mortgagor will pay the costs of any such filing.

                          (e)  All covenants and obligations of Mortgagor
contained herein relating to the Premises shall be deemed to apply to the Personal Property and the Accounts whether or not expressly referred to herein.

                          (f)  This Mortgage constitutes a Security Agreement
as defined in the Uniform Commercial Code of the Commonwealth of Pennsylvania.

                          (g)  Notwithstanding any release of any or all of
that property included in the Premises which is deemed "real property", any proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Mortgagor as are now or hereafter evidenced by the Note.

                          (h)  Mortgagor hereby appoints Mortgagee or
substitutes appointed by Mortgagee or its successors and assigns as Mortgagor's true and lawful attorney, for Mortgagor and in Mortgagor's name to perform and do all every act and thing whatsoever requisite and necessary to be done under all contracts, licenses, leases and similar documents and agreements in which Mortgagee has a security interest, upon an Event of Default hereunder. This appointment shall be coupled with an interest and shall be non-cancelable except upon satisfaction of the indebtedness secured hereby. Mortgagor hereby ratifies and confirms all that Mortgagee shall lawfully do or cause to be done pursuant hereto.


                                   ARTICLE IV
                              FINANCIAL COVENANTS


                 4.01 Accounts. Mortgagor shall maintain or cause either or both of the General Partners to maintain at Mortgagee at all times the Premises operating account and/or operating accounts of the General Partner(s), and/or master development accounts of the General Partner(s).

                 4.02 Reserves. Mortgagor shall establish with Mortgagee a bank account to be disbursed only for capital expenditures at or in connection with the Premises, all in accordance with the Escrow, Pledge and Security Agreement.

                 4.03 Debt Service Coverage Ratio. (a) The ratio of "net operating net income" to "debt service" shall at no time be less than 1.20 to
1.0. For purposes hereof, "NET OPERATING INCOME" for any period shall mean the amount by which the aggregate of all rents, occupancy charges, payments for assisted living services and other charges or sums received in such period with respect to the occupancy, use or right to use all or any part of the Improvements and the services available to its residents under any occupancy agreement, lease, license or other agreement exceeds the aggregate amount of money actually expended in such period on a cash basis pursuant to arms-length transactions for the following: labor costs; general maintenance, repairs and replacements; management fees actually payable to Alternative Living Services, Inc. under the Management Agreement; costs of licenses, permits, and similar fees relating to the operation of the Premises; premiums for insurance; charges for electricity and other utilities, assessments, real estate taxes, water charges and sewer rents (or the amounts deposited into escrow therefor); amounts required to be paid into the escrow account at Bank for capital expenditures pursuant to the Escrow, Pledge and Security Agreement; and other customary and reasonable expenses in connection with the operation, maintenance and preservation of the Property and the Improvements, all of which are subject to Mortgagee's approval.
Notwithstanding the foregoing, for purposes of calculating such ratio for any period, any item of income collected or expense paid that is applicable to other periods shall be amortized in equal installments over the periods to which each such item of income or expense is applicable, so that only that portion of such income and expense applicable to the period for which the ratio is being calculated shall be included in such calculation. Without limiting the generality of those items which shall not be included among the expenses allowable for purposes of calculating net operating income, the following shall be specifically excluded from such calculation: debt service; capital expenditures; depreciation and other non-cash items; and prepaid expenses that are not customarily prepaid in the ordinary course of business. For purposes hereof, "DEBT SERVICE" for any period shall mean all principal and interest which would be payable by Mortgagor in any such period pursuant to a note in the outstanding principal amount of Note less the available amount of the Deposits (as hereinafter defined), accruing interest at the applicable rate set forth in the Note and amortizing over the applicable period of time set forth in the Note. For purposes of this Mortgage, "Deposits" shall mean the cash deposits and/or the Letter of Credit described in subsection 4.04, and the proceeds thereof.

                          (b)     Notwithstanding anything in Article V of this
Mortgage to the contrary, Mortgagor's failure to maintain the ratio of net operating income to debt service required by the revious subparagraph shall not constitute an Event of Default, and in such event, Mortgagor shall deliver or cause to be delivered to Mortgagee such additional financial information as Mortgagee shall request.

                 4.04     Deposits.

                          (a)     Until the ratio of net operating income to
"actual debt service" equals or exceeds 1.25 to 1.0 for twelve consecutive months, Mortgagor shall either deposit or cause either or both of the General Partners to deposit with Mortgagee cash or shall furnish or cause either or both of the General

Partners to furnish to Mortgagee an irrevocable letter or letters of credit (such letter, together with any substitutes or replacements therefor, the "LETTERS OF CREDIT"), such cash and Letter of Credit to aggregate $1,000,000. The Letters of Credit shall be issued for the benefit of Mortgagee by financial institutions acceptable to Mortgagee in its sole discretion. Mortgagee shall have the right to draw upon the Letters of Credit and to appropriate the cash deposited pursuant hereto, without notice to Mortgagor (i) upon the occurrence of an Event of Default (as defined in Section 5.01), or (ii) in the event that Mortgagor fails to deliver or cause to be delivered to Mortgagee a replacement for one or any of the Letters of Credit no later than 60 days before the expiration of the Letters of Credit then in place. For purposes hereof, "ACTUAL DEBT SERVICE" for any period shall mean all principal and interest payable by Mortgagor under the Note in such period.

                          (b)     It is the understanding of Mortgagor and
Mortgagee that Mortgagee shall user all reasonable efforts to draw upon the Letters of Credit furnished by the General Partners and to appropriate cash deposited by the General Partners in proportion to each General partner's ownership interest in Mortgagor (as reflected in the Partnership Agreement delivered to Mortgagee on this date, or as Mortgagee is otherwise properly notified), but Mortgagee shall have no liability to Mortgagor or to the General Partners for Mortgagee's failure or inability to do so.


                 4.05 Compliance Certificates. Mortgagor shall deliver to Mortgagee together with the statements and reports delivered pursuant to subsection 1.22 of this Mortgage, and more often as Mortgagee may reasonably request or as Mortgagor may desire, a certificate stating whether or not the covenants in subsections 4.03 and 4.04 have been met and Mortgagor shall attach to such certificate the calculations and other information necessary to evidence such compliance.


                                   ARTICLE V
                             DEFAULTS AND REMEDIES


                 5.01 Events of Default. The occurrence of any one or more of the following events shall constitute a default (an "Event of Default") by Mortgagor hereunder:

                          (a)  Default shall be made in the payment of any
installment of principal or interest or any other sum secured hereby within five (5) days after notice from Mortgagee that such sum is due and payable (other than sums due on the "Maturity Date" of the Note, for which no notice shall be required);

                          (b)     Mortgagor shall file a voluntary petition in
bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall commence a federal bankruptcy proceeding in which an order for relief or such other court order or statutory procedure which authorizes the case to proceed is entered against it, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of Mortgagor or of all or any part of the Premises, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

                          (c)  A court of competent jurisdiction shall enter an
order for relief, order, judgment or decree approving a petition filed against Mortgagor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order for relief, order, judgment or decree shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive) from the first day of entry thereof; or any custodian, trustee, receiver or liquidator of Mortgagor or of all or any part of the Premises, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed without the consent or acquiescence of Mortgagor and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive);

                          (d)  A writ of execution or attachment or any similar
process shall be issued or levied against all or any part of or interest in the Premises, or any judgment involving monetary damages shall be entered against Mortgagor which shall become a lien on the Premises or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within thirty (30) days after its entry or levy;

                          (e)  There shall have occurred a transfer of title,
conveyance, transfer of control or disposition by Mortgagor of all or any part of Mortgagor's right, title and interest in and to the Premises, or any part thereof, whether voluntarily or by operation of law, other than in accordance with Section 1.23(b) of this Mortgage;

                          (f)  There has occurred a breach of or default by
Mortgagor under any term, covenant, agreement, condition or provision, contained in any of the Loan Documents or any part thereof not referred to in this Section 5.01 and such breach or default remains uncured more than thirty
(30) days after notice given by Mortgagee to Mortgagor of such default or breach, provided, that if such default or breach cannot be cured within thirty
(30) days with the exercise of reasonable diligence by the Mortgagor, then so long as Mortgagor is proceeding diligently to cure such default or breach, and completes such cure within ninety (90) days, such shall not constitute an Event of Default hereunder;

                          (g)  Any representation or warranty made by Mortgagor
in any Loan Document or in any other instrument which pertains to this Mortgage or any obligation secured hereby proves to be incorrect, now or hereafter, in any material respect;

                          (h)  A default by Mortgagor in any payment of
principal or interest on any other obligation for borrowed money in excess of $50,000 or in the performance of any other provision contained in any instrument under which any such obligation is created or secured, if an effect of such default is to cause or permit the holder to cause such obligation to become due prior to its stated maturity;

                          (i)  A final judgment or judgments for the payment of
money shall be rendered against Mortgagor and Mortgagor shall have failed to satisfy the same or to have obtained a stay on the execution on such judgment or to have bonded the same to Bank's reasonable satisfaction for a period of thirty (30) consecutive days following the later of the date of entry hereof or the date Mortgagor has notice thereof; or

                          (j)  Any Improvement is damaged or destroyed by an
uninsured casualty and Mortgagor fails to provide satisfactory evidence to Mortgagee within thirty (30) days of such casualty that the necessary funds for satisfactory restoration of the Improvements will be available at the time of restoration.

                 5.02  Acceleration Upon Default; Additional Remedies.

                          (a)     Upon the occurrence of an Event of Default,
Mortgagee may declare all indebtedness secured hereby to be due and payable and the same shall thereupon become due and payable without any presentment, demand, protest or notice of any kind. When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of an Event of Default, or otherwise, then forthwith, Mortgagee may:

                             (i)  Either in person or by agent, enter into
possession of the Premises, or any part thereof, in its own name, without legal action, and by force if necessary, and do any acts which it deems necessary or desirable to preserve the value, marketability or rentability of the Premises, or any part thereof or interest therein, increase the income therefrom or protect the security hereof, and, with or without taking possession of the Premises, sue for or otherwise collect the rents, issues and profits thereof, including those past due and unpaid, and including sums payable for use and occupation and apply such sums in accordance with Section 5.06 hereof. The entering upon and taking possession of the Premises, the collection of such rents, issues and profits and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Premises or the collection, receipt and application of rents, issues or profits, Mortgagee shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any event of default, including the right to foreclose this Mortgage. FOR THE PURPOSE OF ENABLING MORTGAGEE TO OBTAIN POSSESSION OF THE PREMISES, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER THE NOTE OR ANY OTHER LOAN DOCUMENT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN AN ACTION IN EJECTMENT FOR POSSESSION OF THE PREMISES, IN FAVOR OF MORTGAGEE, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE PREMISES SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE PREMISES. MORTGAGEE MAY CONFESS JUDGMENT IN AN ACTION FOR EJECTMENT BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO ENFORCE THE NOTE OR ANY OTHER LOAN DOCUMENT, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A SHERIFF'S SALE, JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE PREMISES IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING

POSSESSION AND CONFESSION OF JUDGMENT IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THE MORTGAGE, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE;

                            (ii)  Commence an action to foreclose this
Mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

                           (iii)  Exercise any or all of the remedies available
to a secured party under the Pennsylvania Uniform Commercial Code, including, but not limited to:

                                     (1)   Either personally or by means of a
         court appointed receiver, taking possession of all or any of the Personal Property and excluding therefrom Mortgagor and all others claiming under Mortgagor, and thereafter holding, storing, using, operating, managing, maintaining and controlling, making repairs, replacements, alterations, additions and improvements to and exercising all rights and powers of Mortgagor in respect of the Personal Property or any part thereof. In the event Mortgagee demands or attempts to take possession of the Personal Property in the exercise of any rights under any of the Loan Documents, Mortgagor promises and agrees promptly to turn over and deliver complete possession thereof to Mortgagee;

                                     (2)   Without notice to or demand upon
         Mortgagor, making such payments and doing such acts as Mortgagee may deem necessary to protect its security interest in the Personal Property, including without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder, and in exercising any such powers or authority to pay all expenses incurred in connection therewith;

                                     (3)   Requiring Mortgagor to assemble the
         Personal Property or any portion thereof, at a place designated by Mortgagee and reasonably convenient to both parties, and promptly to deliver such Personal Property to Mortgagee, or an agent or representative designated by it. Mortgagee, and its agents and representatives shall have the right to enter upon any or all of Mortgagor's Premises and property to exercise Mortgagee's rights hereunder;

                                     (4)   Selling, leasing or otherwise
         disposing of the Personal Property at public sale, with or without having the Personal Property at the place of sale, and upon such terms and in such manner as Mortgagee may determine. Mortgagee may be a purchaser at any such sale;

                                     (5)   Unless the Personal Property is
         perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee shall give Mortgagor at least ten (10) days prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof. Such notice may be mailed to Mortgagor at the address set forth at the beginning of this Mortgage.

                          (b)     Upon the acceleration of the maturity of the
indebtedness as herein provided, a tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby made at any time prior to foreclosure sale (including sale under the power of sale) by Mortgagor, its successors or assigns or by anyone in behalf of Mortgagor, its successors or assigns, shall constitute an evasion of the prepayment terms of the Note and be deemed to be a voluntary prepayment thereunder, and any such payment, to the extent permitted by law, will therefore include the additional payment, if any, required under the prepayment privilege contained in the Note.

                 5.03 Foreclosure and Other Actions by Mortgagee. When the indebtedness hereby secured, or any part thereof, shall become due, whether upon maturity, by acceleration, or otherwise, Mortgagee may institute an action of mortgage foreclosure against the Premises, or take such other action at law or in equity for the enforcement of this Mortgage and the Note and realization on the mortgage security or any other security herein or elsewhere provided for as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate, together with all other sums due by Mortgagor in accordance with the provisions of the Note, this Mortgage, and the other Loan Documents, including all sums which may have been loaned by Mortgagee to Mortgagor after the date of this Mortgage and pursuant to the terms of this Mortgage, and all sums which may have been paid, incurred or advanced by or behalf of Mortgagee for taxes, water or sewer rents, charges or claims, payments or prior liens, insurance or repairs to the Premises, appraiser's fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after entry of judgment) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to title as Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such judgment the true condition of the title to or the value of the Premises, all costs of suit, together with interest at the Default Rate on any judgment obtained by Mortgagee from and after the date of such judgment including the period from and after the date of any Sheriff's or judicial sale until actual payment is made of the full amount due Mortgagee, and an attorney's commission for collection which shall be the lesser of five percent (5%) of the total of the foregoing sums or $10,000.00. Any real estate or interest therein sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial proceedings under this Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and such interests, and in such manner or order as Mortgagee in its sole discretion may elect.

                 5.04 Recovery of Expenses by Mortgagee. All expenditures and expenses of the nature mentioned in Section 5.03, and such reasonable expenses and fees as may be incurred in the protection of the Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by Mortgagee in any litigation or proceeding affecting this Mortgage, the Note or other Loan Documents, or the Premises, including probate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, whether incurred before or after the entry of a judgment in favor of Mortgagee for the unpaid balance of the debt evidenced by the Note, shall be immediately due and payable by Mortgagor, with interest thereon at the Default Rate and shall be secured by this Mortgage. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums evidenced by the Note and secured by this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

                 5.05 Mortgagee's Right of Possession in Case of Default. In any case in which under the provisions of this Mortgage Mortgagee has a right to institute foreclosure proceedings, whether before or after the whole principal sum secured hereby is declared to be immediately due, and whether before or after the institution of legal proceedings to foreclose the lien hereof and before or after sale thereunder, Mortgagee in its own discretion, without obligation so to do and without notice to or demand upon Mortgagor, except as specifically provided herein, and without releasing Mortgagor from any obligation, may make any payment or do any act in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. In connection therewith (without limiting the foregoing general powers), Mortgagee shall have and is hereby given the right, but not the obligation, (i) to make additions, alterations, repairs, decorations, renewals, replacements, betterments and improvements to the Premises which it may consider necessary or proper to keep the Premises in good condition and repair; (ii) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Mortgagee; (iii) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in the judgment of Mortgagee, may affect or appears to affect the security of this Mortgage or be prior or superior hereto; and (iv) in exercising such powers, to pay necessary expenses, including employment of counsel or other necessary or desirable consultants. Immediately upon demand therefor by Mortgagee, Mortgagor shall pay all costs and expenses incurred by Mortgagee in connection with the exercise by Mortgagee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and reasonable attorneys' fees. All such sums, as well as costs, advanced by Mortgagee pursuant hereto or pursuant to any other Loan Document, shall be secured hereby, and shall bear interest at the Default Rate from the date of payment by Mortgagee until the date of repayment. In addition, upon demand of Mortgagee, Mortgagor shall surrender to Mortgagee, and Mortgagee shall be entitled to take actual possession of, the Premises or any part thereof personally, or by its agent or attorneys, as for condition broken. In such event, Mortgagee in its discretion may, with or without force and with or without process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts of Mortgagor relating thereto, and may exclude Mortgagor, and Mortgagor's agents or servants wholly therefrom and may as attorney-in-fact or agent of Mortgagor, or in its own name as Mortgagee and under the powers herein granted, hold, operate, manage and control the Premises and conduct the business, if any, thereof, either personally or by its agents, and with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, and with full power:
(a) to cancel or terminate any lease or sublease for any cause or on any ground which would entitle Mortgagor to cancel such lease or sublease; (b) to elect to disaffirm any lease or sublease, which is then subordinate to the lien hereof;
(c) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire beyond the maturity date of the indebtedness secured hereby and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any discharge or satisfaction of the mortgage indebtedness, satisfaction of any foreclosure decree or deficiency judgment, or issuance of any bill of sale or deed to any purchaser; (d) to make all necessary or proper repairs, decorations, renewals, replacements, alterations, additions, betterments and improvements to the Premises as may seem judicious to Mortgagee; (e) to insure and reinsure the Premises and all risks incidental to Mortgagee's possession, operation and management thereof; and (f) to receive all of such avails, rents, issues and profits, hereby granting full power and authority to exercise each and every of the rights, privileges and powers herein granted at any and all times hereafter, without notice to Mortgagor. Notwithstanding the foregoing rights and powers of Mortgagee, Mortgagee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under any lease of the Premises or any part thereof. Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under such leases or under or by reason of the assignment thereof and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in such leases. Should Mortgagee incur any such liability, loss or damage, under such leases or under or by reason of the assignment thereof, or in the defense of any claims or demands with respect thereto, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby, and Mortgagor shall reimburse Mortgagee therefor immediately upon demand.

                 All references in this Section 5.05 to "leases" shall include all leases and/or occupancy agreements affecting the Property and Improvements whether superior or subordinate to this Mortgage.

                 5.06 Application of Income Received by Mortgagee. Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it by
Article II and Section 5.05 hereof shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as Mortgagee may determine:

                          (a)  to the payment of the operating expenses of the
Premises, including costs of management and leasing thereof (which shall include reasonable compensation to Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

                          (b)  to the payments of taxes and special assessments
now due or which may hereafter become due on the Premises, and of all rents due or which may hereafter become due under any underlying lease;

                          (c)  to the payment of all repairs, decorating,
renewals, replacements, alternations, additions, betterments, and improvements of the Premises, including the cost from time to time of installing or replacing the Personal Property therein, and of placing the Premises in such condition as will, in the judgment of Mortgagee, make it readily rentable;

                          (d)  to the payment of any indebtedness secured
hereby or any deficiency which may result from any foreclosure sale upon the Premises, or any part thereof.

                 5.07 Appointment of Receiver. Upon, or at any time after the filing of an action to foreclose this Mortgage, the court in which such action is filed may appoint a receiver of the Premises. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to the then current value of the Premises, and Mortgagee or any agent of Mortgagee may be appointed as such receiver. Such receiver shall have power: (a) to collect the rents, issues and profits of the Premises during the pendency of such foreclosure suit as well as during any other times when Mortgagor, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits; (b) to extend or modify any then existing leases and to make new leases, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the indebtedness secured hereby and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any discharge or satisfaction of the mortgage indebtedness, satisfaction of any foreclosure decree or deficiency judgment, or issuance of any bill of sale or deed to any purchaser; and (c) to exercise all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of such period. The court from time to time may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (a) the indebtedness secured hereby, or by any judgment or decree foreclosing this mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such judgment or decree, provided such application is made prior to foreclosure sale; (b) and all rents due or which may become due under any underlying lease; or (c) the deficiency judgment, in case of an execution sale and deficiency judgment.

                 5.08  Remedies Not Exclusive.  Mortgagor hereby agrees that:

                          (a)  Mortgagee shall be entitled to enforce payment
and performance of any indebtedness or obligation secured hereby and to exercise all rights, remedies and powers under this Mortgage or any other Loan Documents and the warrants contained therein or any other agreement or any laws now or hereafter in force, notwithstanding that some or all of such indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement whether by court action or other powers herein contained shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as it may in its absolute discretion determine.

                          (b)  No remedy herein conferred upon or reserved to
Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which Mortgagee may be otherwise entitled may be exercised separately, successively, concurrently or independently, from time to time and as often as it may be deemed expedient by Mortgagee and Mortgagee may pursue inconsistent remedies.

                          (c)  The failure to exercise any such right or remedy
shall in no event be construed as a waiver or release thereof. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or of the other Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Mortgage or other Loan Documents, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

                          (d)  Neither Mortgagor nor any other person now or
hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of the Mortgage or the other Loan Documents, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Premises or any interest therein and Mortgagee extending the time of payment or modifying the terms of the Mortgage or other Loan Documents without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

                          (e)  Mortgagee may release, regardless of
consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

                 5.09  Giving of Notice.

                          (a)  Any notice, demand or request under the Mortgage
or the Note shall be in writing and shall be delivered by personal service or shall be sent postage prepaid by registered or certified mail, return receipt requested, addressed to the parties at the addresses set forth below, or at such other address as either party, by written notice given to the other parties hereto, may designate from time to time.

                          Mortgagor:

                                  CCCI/Northampton, Ltd.
                                  65 Newtown-Richboro Road
                                  Richboro, PA

                          with required copies to:

                                  Continuing Care Concepts, Inc.
                                  c/o DeLuca Enterprises, Inc.

                                  842 Durham Road
                                  Suite 200
                                  Newtown, PA  18940

                                  Alternative Living Services, Inc.
                                  245 South Executive Drive
                                  Suite 100
                                  Brookfield, Wisconsin  53005


                          with a copy to:

                                  Drinker Biddle & Reath
                                  1100 Philadelphia National Bank Bldg.
                                  1345 Chestnut Street
                                  Philadelphia, PA  19107-3496
                                  Attention:  Rush T. Haines, II, Esquire


                          Mortgagee:

                                  Main Line Federal Savings Bank
                                  Two Aldwyn Center
                                  Lancaster Avenue & Route 320
                                  Villanova, Pennsylvania 19085
                                  Attention:  Richard A. Mariani

                          with a copy to:

                                  Ballard Spahr Andrews & Ingersoll
                                  1735 Market Street, 51st Floor
                                  Philadelphia, PA  19103
                                  Attention:  Philip Korb, Esquire

                          (b)  Each notice, demand or request shall be deemed
to have been given on the date it is delivered in the case of personal service, or, in the case of certified or registered mail, on the date it is deposited with the Postal Service.

                 5.10 Counsel Fees. If Mortgagee becomes a party to any suit or proceeding affecting the Premises or title thereto, the lien created by this Mortgage or Mortgagee's interest therein, or if Mortgagee or any successor or assignee of Mortgagee has engaged counsel to prepare or review any of the Loan Documents in preparation for the granting of the loan to Mortgagor evidenced thereby, the costs, expenses and counsel fees of Mortgagee shall be paid by Mortgagor to Mortgagee on demand and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Mortgage.

                                   ARTICLE VI
                                 MISCELLANEOUS


                 6.01 Governing Law. This Mortgage shall be subject to and governed by the laws of the Commonwealth of Pennsylvania. In the event that any provision or clause of any of the Loan Documents conflicts with applicable laws, such conflicts shall not affect other provisions of such Loan Documents which can be given effect without the conflicting provision, and to this end the provisions of the Loan Documents are declared to be severable. This instrument cannot be waived, amended, changed, released, discharged or satisfied orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, release, discharge or satisfaction is sought.

                 6.02 Mortgagor Waiver of Rights. Mortgagor waives the benefit of all laws now existing or that hereafter may be enacted providing for
(i) any appraisal before sale of any portion of the Premises, and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the Note or the debt evidenced thereby or creating or extending a period of redemption from any sale made in collecting such debt. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisal, valuation, stay, extension or redemption, and Mortgagor, for itself and its successors and assigns, and for any and all persons ever claiming any interest in the Premises, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Mortgagor hereby waives and releases all errors, defects and imperfections in any proceeding instituted by Mortgagee under the Note or this Mortgage or the other Loan Documents, or any of them, and unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise of any option under the Note or this Mortgage or the other Loan Documents. If any law referred to in this Section and now in force of which Mortgagor, or its successors and assigns or other person may take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section. Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the

Commonwealth of Pennsylvania pertaining to the rights and remedies of sureties.

                 6.03 Limitation of Interest. It is the intent of Mortgagor and Mortgagee in the execution of this Mortgage and the Note and all other instruments securing the Note to contract in strict compliance with the usury laws of the Commonwealth of Pennsylvania governing the loan evidenced by the Note. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the laws of the Commonwealth of Pennsylvania governing the loan evidenced by the Note. Mortgagor or any guarantor, endorser or other party now or hereafter becoming liable for the payment of the Note shall never be liable for unearned interest on the Note and shall never be required to pay interest on the Note at a rate in excess of the maximum interest that may be lawfully charged under the laws of the Commonwealth of Pennsylvania and the provisions of this Section shall control over all other provisions of the Note and any other instrument executed in connection herewith which may be in apparent conflict herewith. In the event it is determined that any holder of the Note has collected monies which are deemed to constitute interest and are deemed to increase the effective interest rate on the Note to a rate in excess of that permitted to be charged by the laws of the Commonwealth of Pennsylvania, all such sums deemed to constitute interest in excess of such legal rate shall be refunded to Mortgagor immediately after such determination. Such refund may be made by application of the amount involved against the sums due under the Note, but such crediting shall not cure or waive any default by Mortgagor remaining uncorrected.

                 6.04 Statements by Mortgagor. Mortgagor, within ten (10) days after being given notice by mail, will furnish to Mortgagee a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Mortgage and stating whether any offset or defense exists against such principal and interest.

                 6.05 Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties, are not a part of this Mortgage and do not affect the meaning of the provisions of this Mortgage.

                 6.06 Invalidity of Certain Provisions. If the lien of this Mortgage is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Premises, the unsecured or partially secured portion of the debt shall be paid completely prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Mortgage.

                 6.07 Subrogation. To the extent that proceeds of the loan evidenced by the Note are used to pay any outstanding lien, charge or prior encumbrance against the Premises, such proceeds have been or will be advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether such liens, charges or encumbrances are released.

                 6.08 No Merger. If both the lessor's and lessee's estates under any lease or any portion thereof which constitutes a part of the Premises shall at any time become vested in one owner, this Mortgage and the lien created hereby shall not be destroyed or terminated by application of the doctrine of merger, and, in such event, Mortgagee shall continue to have and enjoy all of the rights and privileges of Mortgagee as purchaser at any such foreclosure sale shall so elect. No act by or on behalf of Mortgagee or any such purchaser shall constitute a termination of any lease or sublease unless Mortgagee or such purchaser shall give written notice thereof to such tenant or subtenant.

                 6.09 Definitions. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

                          (a)  The word "Mortgagor" shall mean the person named
in this Mortgage and who executes the same and any subsequent owner of the Premises and his or its respective heirs, executors, administrators, successors, representatives and assigns;

                          (b)  The word "Mortgagee" shall mean the person who
is the owner and holder of the Note whether or not specifically named herein as "Mortgagee", or any subsequent owner and holder of the Note and this Mortgage;

                          (c)     The word "person" shall mean individual,
corporation, partnership or unincorporated association;

                          (d)  The use of any gender shall include all genders;

                          (e)  The singular number shall include the plural and
the plural the singular as the context may require.

                          (f)  If Mortgagor be or consist of more than one
person, all agreements, conditions, covenants, provisions, stipulations, warrants of attorney, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as "Mortgagor" as fully as though all of them were specifically named herein wherever the word "Mortgagor" is used.

                 6.10 Amendments. This Mortgage may be amended only by written agreement, executed by all of the parties hereto, and no other purported agreement, written or oral, shall be effective to vary the terms hereof.

                 IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed the day and year first above written.


                                  CCCI/NORTHAMPTON LIMITED PARTNERSHIP, a
                                  Pennsylvania limited partnership,
                                  by its general partners.

[Corporate Seal]                           Continuing Care Concepts, Inc.

Attest: /s/ Vincent C. Deluca              By: /s/ Anthony Geonnotti Jr.
        ------------------------               -------------------------
Name: Vincent C. Deluca                    Name: Anthony Geonnotti, Jr.
      --------------------------                 -----------------------
Title: Vice President/Asst Sec.            Title: President
       -------------------------                  ----------------------

[Corporate Seal]                           Alternative Living Services,Inc.

Attest: /s/ John W. Kneen                  By: /s/ William F. Lasky
        ------------------------               -------------------------
Name: John W. Kneen                        Name: William F. Lasky
      --------------------------                 -----------------------
Title: Vice President/ Secretary           Title: President
       -------------------------                  ----------------------

The precise address of
Mortgagee is:

Main Line Federal Savings Bank
Two Aldwyn Center
Lancaster Avenue & Route 320
Villanova, Pennsylvania   19085

/s/ Rachel Kipaen
- -------------------------------
Agent for Mortgagee

COMMONWEALTH OF PENNSYLVANIA      )
                                  ) ss
COUNTY OF PHILADELPHIA            )

                          On this 30th day of June, 1995, before me, the
subscriber, a Notary Public in and for the Commonwealth of Pennsylvania and the County of aforesaid, personally appeared Anthony R. Geonnotti, Jr., who acknowledged himself to be the [Vice] President of Continuing Care Concepts, Inc., a corporation, general partner of CCCI/Northampton, Ltd., a limited partnership, and that he, as such officer, being authorized to do so, executed the foregoing Mortgage for the purposes therein contained by signing the name of the corporation by himself as such officer, and desired that the same might be recorded.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                              ______________________________
(NOTARIAL SEAL)                               Notary Public

My Commission Expires:

____________________________

                                NOTARIAL SEAL
                       HENRY J. WOYSHNER, Notary Public
                         Doylestown Boro Bucks County
                     My Commission Expires March 10, 1996

STATE OF WISCONSIN                )
                                  ) ss
COUNTY OF MILWAUKEE               )

                          On this 30th day of June, 1995, before me, the
subscriber, a Notary Public in and for the State of Wisconsin and the County of aforesaid, personally appeared William F. Laskey and John W. Kneen, who acknowledged themselves to be the President of Vice President/Secretary, respectively, of Alternative Living Services, Inc., a corporation, general partner of CCCI/Northampton Limited Partnership, a Pennsylvania limited partnership, and that each of them, as such officer, being authorized to do so, executed the foregoing Mortgage and Security Agreement for the purposes therein contained by signing the name of the corporation by himself as such officer, and desired that the same might be recorded.

                 IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                              ______________________________
(NOTARIAL SEAL)                               Notary Public

My Commission is permanent

____________________________

                                  EXHIBIT A

                              LEGAL DESCRIPTION


        ALL THAT CERTAIN tract of land situate in the Township of Northampton, County of Bucks, Commonwealth of Pennsylvania consisting of the merger of three parcels of land (TMP's 31-23-1, 31-23-2-1 and 31-24-221), all shown on a Property Merging plan prepared by Andersen Engineering Associates, Inc., Perkasie, PA (formerly Newtown, PA), dated March 15, 1991, last revised March 6, 1992, bounded and described as follows to wit:

        BEGINNING at a concrete monument located along the northerly side of Newtown-Richboro Road, SR 332 (variable width, 50 feet wide as measured from the centerline in this location), said concrete monument being a corner of lands now or late of Efim Kalikhman (TMP 31-24-219);

        Thence along Newtown-Richboro Road, the following three courses and distances:

        1. South 72 degrees 20 minutes 55 seconds West, 51.66 feet to a concrete monument;

        2. South 77 degrees 20 minutes 55 seconds West, 198.34 feet to a concrete monument;

        3. South 77 degrees 23 minutes 55 seconds West, 306.88 feet to a concrete monument, a corner of lands now or late of Villages of Northampton (TMP 31-10-102);

        Thence along lands of Villages of Northampton, the following two courses and distances;

        1. North 13 degrees 12 minutes 18 seconds West, 183.72 feet to a concrete monument;

        2. North 01 degrees 54 minutes 05 seconds West, 562.75 feet to a concrete monument, said concrete monument located in line of lands now or late of Jack and Anna Holzinger (TMP 31-13-48);

        Thence along lands now or late of Holzinger, lands now or late of William and Mary Blesi (TMP 31-13-49), lands now or late of Robert and Doris Cramer (TMP 31-13-50), lands now or late of Paul and June Wetsel (TMP 31-13-51), lands now or late of Addisville Dutch Reformed Church (TMP 31-13-52), lands now or late of Robert and Elaine McGery (TMP 31-13-53), along with southerly terminus of Center street (50 feet wide), lands now or late of Robert E. and Kathleen Keppol (TMP 31-24-9), lands now or late of Scott and Tracie Conrad (TMP 31-24-10) and partially along lands now or late of John and Phyllis Warnock (TMP 31-24-11), North 86 degrees 05 minutes 55 seconds, 909.21 feet to a concrete monument, a corner of lands now or late of Jack and Pamela Meyers (TMP 31-24-199);

        Thence along lands of Meyers, South 03 degrees 54 minutes 05 seconds East, 213.77 feet to a concrete monument located along the northerly side of Sunset Drive (50 feet wide);

        Thence along Sunset Drive, by a curve to the left, with a radius of 175 feet, the arc distance of 156.35 feet to a concrete monument, a corner of lands now or late of Svetlana Shtekher (TMP 31-24-220);

        Thence along lands of Shtekher, North 82 degrees 27 minutes 48 seconds West, 220.65 feet to a concrete monument;

        Thence continuing along lands of Shtekher and along lands of the aforementioned Kalikhman (TMP 31-24-219), South 01 degrees 57 minutes 11 seconds East, 393.00 feet to a concrete monument located along the northerly side of Newton-Richboro Road, the place of BEGINNING.

        EXCEPTING a 30 foot wide sanitary sewer easement and a 20 foot wide utility easement, as shown on the aforementioned Property Merging Plan.

BEING as to Part     the same premises which Continuing Care Concepts Inc., a
Pennsylvania Corporation by deed dated 5/7/92 and recorded 5/11/92 in Bucks County in Land Record Book 460 page 1815 granted and conveyed unto CCCI/Northampton Limited Partnership in fee.

BEING as to Part     the same premises which Continuing Care Concepts Inc., a
Pennsylvania Corporation by deed dated 5/7/92 and recorded 5/11/92 in Bucks County in Land Record Book 460 page 1811 granted and conveyed unto CCCI/Northampton Limited Partnership in fee.

BEING as to the remaining the same premises which Continuing Care Concepts Inc., a Pennsylvania Corporation by deed dated 5/7/92 and recorded 5/11/92 in Bucks County in Land Record Book 460 page 1807 granted and conveyed unto CCCI/Northampton Limited Partnership in fee.

COUNTY PARCEL No. 31-23-1